Exhibit 5.1

77 WEST WACKER  •  CHICAGO, ILLINOIS 60601.1692

TELEPHONE: +1.312.782.3939  •  FACSIMILE: +1.312.792.8585

September 1, 2016

Galleria Co.

c/o The Procter & Gamble Company

One Procter & Gamble Plaza

Cincinnati, Ohio 45202

Re:	Registration Statement on Form S-4 and Form S-1 Filed by Galleria Co.

Ladies and Gentlemen:

We are acting as counsel for The Procter & Gamble Company, an Ohio corporation (“P&G”), in connection with Registration Statement No. 333-210857 on Form S-4 and Form S-1 (the “Registration Statement”) of Galleria Co., a Delaware corporation and wholly owned subsidiary of P&G (“Galleria Company”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 412,337,991 shares of common stock, par value $0.01 per share, of Galleria Company (the “Galleria Common Stock”) to be distributed to shareholders of P&G pursuant to the exchange offer described in the Registration Statement. Terms not defined herein have the meanings ascribed to them in the Registration Statement.

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for the purposes of such opinions. Based upon the foregoing and subject to the further limitations and qualifications set forth herein, we are of the opinion that:

1.	The shares of Galleria Common Stock that have been issued prior to the date hereof are validly issued, fully paid and nonassessable.

2.	The additional shares of Galleria Common Stock to be issued pursuant to the Transaction Agreement, dated as of July 8, 2015, as amended, by and among P&G, Galleria Company, Coty Inc. and Green Acquisition Sub Inc., will be, when so issued, validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other law of the State of Delaware or the laws of any other jurisdiction.

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SAN FRANCISCO  •  SÃO PAULO  •  SHANGHAI  •   SILICON VALLEY  •  SINGAPORE  •  SYDNEY  •  TAIPEI  •  TOKYO  •  WASHINGTON

Galleria Co.

September 1, 2016

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/S/ JONES DAY